CAVALIER HOMES, INC.

                      EXECUTIVE INCENTIVE COMPENSATION PLAN


                                ARTICLE 1. - NAME

This plan shall be known as the "Cavalier Homes, Inc. Executive Incentive Compensation Plan" (the "Plan").


                         ARTICLE 2. - PURPOSE AND INTENT

Cavalier Homes, Inc. (the "Company") establishes this Plan with an effective date of February 27, 1996 for the purpose of providing certain of its executive officers with short-term and long-term incentive compensation based on the performance of the Company measured by certain objective corporate financial performance criteria. The intent of the Plan is to provide "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code. The provisions of the Plan shall be construed and interpreted to effectuate such intent.


                            ARTICLE 3. - DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

3.1. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and references thereto shall include the applicable Treasury regulations thereunder.

3.2. "Committee" means those individuals, not less than two, who are Outside Directors and Disinterested Directors and who are (a) members of the Compensation Committee of the Company's Board of Directors or (b) otherwise designated by such Board of Directors.

3.3. "Common Stock" means the ten cent ($0.10) par value common stock of the Company.

3.4. "Covered Employee" means, with respect to a Performance Period, any employee of the Company or a subsidiary designated as such by the Committee in accordance with Article 5 or 7 hereof.

3.5. "Disability" means a Covered Employee's physical or mental inability to perform the normal duties of his employment by the Company as determined by a physician selected by the Committee after an examination of such Covered Employee; provided, however, that if such Covered Employee fails or refuses to cooperate in such examination, the determination of his Disability shall be made by the Committee in its sole discretion.

3.6. "Disinterested Director" means a person described in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor definition adopted by said Commission.

3.7. "Earnings Per Share" means, with respect to a Long-Term Performance Period, the consolidated "earnings per share" of the Common Stock for such Performance Period determined in accordance with generally accepted accounting principles.

3.8. "Fair Market Value" means "Fair Market Value" as such term is defined in the Stock Plan.

3.9. "Fiscal Quarters" means the four approximately ninety-day periods during each Plan Year used by the Company for financial reporting purposes.

3.10.    "Good Cause" means:

3.10.1.  the Covered Employee's neglect of the proper performance of his duties;

3.10.2. the Covered Employee's breach of any material provision of any written employment agreement between the Company and the Covered Employee;
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3.10.3.  the Covered  Employee's  substantial  dependence  on, or addiction  to, alcohol or drugs;

3.10.4. the Covered Employee's commission of an act of dishonesty, theft, fraud or embezzlement;

3.10.5. the Covered Employee's breach of his fiduciary duties or duty of loyalty to the Company; or

3.10.6. the Covered Employee's conviction of a felony or a crime involving moral turpitude.

3.11. "Incentive Net Income" means, with respect to a Performance Period, the consolidated "net income" of the Company and its subsidiaries for such Performance Period determined in accordance with generally accepted accounting principles before deducting expenses for income taxes, compensation paid or payable pursuant to this Plan and certain incentive compensation paid to key employees of the Company's subsidiaries under their key employee compensation agreements.

3.12. "Long-Term Performance Period" means a period of two or more consecutive Plan Years designated as such by the Committee pursuant to Article 7 hereof.

3.13.  "Outside  Director"  means an  "outside  director"  within the meaning of
Section 162(m)(4)(C)(i) of the Code, subject to any applicable transition rules under Section 162(m) of the Code.

3.14. "Performance Period" means a Short-Term Performance Period or a Long-Term Performance Period.

3.14.1. "Period of Restriction" means a "Period of Restriction" as such term is defined in the Stock Plan.

3.15. "Plan Year" means the period of time from March 30, 1996 to December 31, 1996 and each fiscal year of ------------ the Company (January 1 to December 31) thereafter.

3.16. "Pool" means, with respect to any Performance Period, the aggregate amount of short-term or long-term incentive compensation which the Company shall pay for such Performance Period designated by the Committee pursuant to Article 5 or 7 hereof.

3.17. "Restricted Stock" means Restricted Stock as such term is defined in the Stock Plan.

3.18. "Return on Assets" means, with respect to a Long-Term Performance Period, the consolidated "return on average assets" of the Company and its subsidiaries for such Performance Period determined in accordance with generally accepted accounting principles.

3.19. "Return on Equity" means, with respect to a Long-Term Performance Period, the consolidated "return on average common stockholders' equity" of the Company and its subsidiaries for such Performance Period determined in accordance with generally accepted accounting principles.

3.20. "Revenues" means, with respect to a Long-Term Performance Period, the consolidated "revenues" of the Company and its subsidiaries for such Performance Period determined in accordance with generally accepted accounting principles.

3.21.    "Short-Term Performance Period" means:

3.21.1. with respect to the first Plan Year, the following periods of time (1) March 30, 1996 to June 28, 1996, (2) March 30, 1996 to September 27, 1996 and
(3) such Plan Year; and

3.21.2. with respect to any other Plan Year, (1) the first Fiscal Quarter of such Plan Year, (2) the first two Fiscal Quarters of such Plan Year (3) the first three Fiscal Quarters of such Plan Year and (4) such Plan Year.

3.22. "Stock Plan" means the Cavalier Homes, Inc. 1996 Key Employee Stock Incentive Plan, as the same may be amended from time to time.

3.23. "Total Stockholder Return" means, with respect to a Long-Term Performance Period, the percentage change in the value of an initial investment in the Common Stock during such Performance Period assuming the reinvestment of all dividends paid on such shares during such Performance Period.


                           ARTICLE 4. - ADMINISTRATION

The Committee shall be responsible for administering the Plan. The Committee shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Without limiting the generality of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise hereunder. The Committee shall have such other and further specified duties, powers, authority and discretion elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties and may delegate to such agents such power and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan. The decision of the Committee upon all matters within its scope of authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

                 ARTICLE 5. - SHORT-TERM INCENTIVE COMPENSATION

The Company shall pay short-term incentive compensation in accordance with the provisions of this Article. Prior to the earlier of the 90th day of each Short-Term Performance Period or the date on which 25% of such Short-Term Performance Period has elapsed, the Committee shall determine (i) the Covered Employees who shall be eligible for short-term incentive compensation for such Short-Term Performance Period, (ii) a formula for determining a Pool based on the Incentive Net Income for such Short-Term Performance Period and (iii) a formula for allocating such Pool among such Covered Employees. In that regard,
(A) the formula for determining the amount of a Pool for a Short-Term Performance Period and (B) the formula for allocating such Pool among the Covered Employees for such Short-Term Performance Period shall be fixed formulas that do not permit Committee discretion. The amount of short-term incentive compensation payable to a Covered Employee for a Short-Term Performance Period shall be reduced by the aggregate amount of short-term incentive compensation paid to such Covered Employee pursuant to this Plan for all other Short-Term Performance Periods ending within such Short-Term Performance Period. Any short-term incentive compensation payable to a Covered Employee under this Article shall be paid in accordance with the provisions of Article 6 hereof.


            ARTICLE 6. - PAYMENT OF SHORT-TERM INCENTIVE COMPENSATION

Any short-term incentive compensation payable to a Covered Employee for a Short-Term Performance Period shall be paid as soon as practicable following the end of such Short-Term Performance Period but in no event before the Committee shall certify in writing the attainment of the levels of Incentive Net Income under the formulas in effect under Article 5 hereof for such Short-Term Performance Period and the amount of short-term incentive compensation, if any, payable pursuant to such formulas for such Short-Term Performance Period. It is the intent of this Article that any payments made hereunder will effectuate the requirements of Section 162(m)(4)(C))(iii) of the Code. Notwithstanding the foregoing, if a Covered Employee's employment with the Company and its affiliates is terminated for Good Cause, the Covered Employee shall forfeit and have no further right to receive any short-term incentive compensation under this Plan. If a Covered Employee's employment is terminated during one or more Short-Term Performance Periods due to death or Disability, then the Covered Employee or his estate or personal representative (as the case may be) shall be entitled to receive a pro rata portion of the short-term incentive compensation payable to such Covered Employee pursuant to Article 5 hereof for each such Short-Term Performance Period based upon the portion of such Short-Term

Performance Period during which the Covered Employee was an employee of the Company. If the Covered Employee's employment is terminated during one or more Short-Term Performance Periods for any reason other than death, Disability or for Good Cause, the Covered Employee shall be entitled to receive such portion, if any, of the short-term incentive compensation payable to such Covered Employee pursuant to Article 5 hereof for each such Short-Term Performance Period as the Committee, in its sole discretion, shall determine but not exceeding the portion of such short-term incentive compensation which would have been payable to such Covered Employee pursuant to Article 5 hereof had his employment terminated on account of his death or Disability. Notwithstanding the foregoing provisions of this Article, the Committee, in its discretion, may reduce or eliminate the amount of short-term incentive compensation which the Company shall pay to a Covered Employee or his estate or personal representative (as the case may be) for a Short-Term Performance Period based on the Committee's evaluation of such Covered Employee's personal performance during such Short-Term Performance Period. Notwithstanding any provisions of the Plan to the contrary, in no event shall a Covered Employee be paid more than Two Million Dollars ($2,000,000) of short-term incentive compensation for any Plan Year hereunder.


                  ARTICLE 7. - LONG-TERM INCENTIVE COMPENSATION

The Company shall pay long-term incentive compensation in accordance with the provisions of this Article. Within the first 90 days of each Plan Year during the term of this Plan, the Committee, in its discretion, may establish a Long-Term Performance Period beginning with such Plan Year. At the time any such Long-Term Performance Period is established, the Committee shall determine (i) the Covered Employees who shall be eligible for long-term incentive compensation for such Long-Term Performance Period, (ii) a formula for determining a Pool based on the Incentive Net Income, Earnings Per Share, Return on Assets, Return on Equity, Revenues or Total Stockholder Return for such Long-Term Performance Period or any other measure of the Company's financial performance for such Long-Term Performance Period as the Committee may designate and (iii) a formula for allocating such Pool among such Covered Employees. In that regard, (A) the formula for determining the amount of the Pool for a Long-Term Performance Period and (B) the formula for allocating such Pool among the Covered Employees for such Long-Term Performance Period shall be fixed formulas that do not permit Committee discretion. Any long-term incentive compensation payable to Covered Employees under this Article shall be paid in accordance with the provisions of
Article 8 hereof.


            ARTICLE 8. - PAYMENT OF LONG-TERM INCENTIVE COMPENSATION

Any long-term incentive compensation payable to a Covered Employee for a Long-Term Performance Period shall be paid in cash or, subject to the adoption and requisite approval of the Stock Plan, shares of Restricted Stock or both as soon as practicable following the end of such Long-Term Performance Period but in no event before the Committee shall certify in writing the attainment of the levels of Incentive Net Income under the formulas in effect under Article 7 hereof for such Long-Term Performance Period and the amount of long-term incentive compensation, if any, payable pursuant to such formulas for such Long-Term Performance Period. At the time it makes any such certification, the Committee shall also determine the percentage, if any, but not exceeding 40%, of the long-term incentive compensation payable to such Covered Employee for such Long-Term Performance Period which shall be paid in the form of shares of Restricted Stock. The number of shares of Restricted Stock which shall be issued to such Covered Employee shall be the number of whole shares which could be purchased with such percentage of such long-term incentive compensation after applying a 20% or 30% discount from the Fair Market Value of Common Stock determined as of the last day of such Long-Term Performance Period. The Covered Employee shall elect the applicable discount rate pursuant to an irrevocable written election in such form and at such time as the Committee may approve. If the Covered Employee elects a 20% discount, the shares of Restricted Stock issued to him shall have a two year Period of Restriction beginning on the last day of such Long-Term Performance Period and, if the Covered Employee elects a 30% discount, the shares of Restricted Stock issued to him shall have a three year Period of Restriction beginning on such day. Any shares of Restricted Stock issued to a Covered Employee pursuant to this Article shall be issued pursuant to the Stock Plan, shall be evidenced by an appropriate award agreement under the Stock Plan and shall be subject to any applicable limitations set forth in the Stock Plan regarding the number of shares of Common Stock which may be awarded to an individual pursuant to the Stock Plan in any calendar year. It is the intent of this Article that any payments made hereunder will effectuate the requirements of Section 162(m)(4)(C)(iii) of the Code. Notwithstanding the foregoing, if a Covered Employee's employment with the Company and its affiliates is terminated for Good Cause, the Covered Employee shall forfeit and have no further right to receive any long-term incentive compensation under this Plan. If a Covered Employee's employment is terminated during one or more Long-Term Performance Periods due to death or Disability, then the Covered Employee or his estate or personal representative (as the case may be) shall be entitled to receive a pro-rata portion of the long-term incentive compensation payable to such Covered Employee pursuant to Article 7 hereof for each such Long-Term Performance Period based upon the portion of such Long-Term Performance Period during which the Covered Employee was an employee of the Company. If the Covered Employee's employment is terminated during one or more Long-Term Performance Periods for any reason other than death, Disability or for Good Cause, then the Covered Employee shall be entitled to receive such portion, if any, of the long-term incentive compensation payable to such Covered Employee pursuant to Article 7 hereof for each such Long-Term Performance Period as the Committee, in its sole discretion, shall determine but not exceeding the portion of such long-term incentive compensation which would have been payable to such Covered Employee pursuant to Article 7 hereof had his employment terminated on account of his death or Disability. Notwithstanding the foregoing provisions of this Article, the Committee, in its discretion, may reduce or eliminate the amount of long-term compensation which the Company shall pay to a Covered Employee or his estate or beneficiary (as the case may be) for a Long-Term Performance Period based on the Committee's evaluation of such Covered Employee's personal performance during such Long-Term Performance Period. Notwithstanding any provisions of the Plan to the contrary, in no event shall long-term incentive compensation paid to a Covered Employee for a Long-Term Performance Period exceed the product of (i) Two Million Dollars ($2,000,000) and (ii) the number of Plan Years in such Long-Term Performance Period.


                            ARTICLE 9. - WITHHOLDING

Any amount payable hereunder shall be subject to applicable payroll and withholding taxes.


                       ARTICLE 10. - STOCKHOLDER APPROVAL

In accordance with Section 162(m)(4)(C)(ii) of the Code, the effectiveness of the Plan and the award of any short-term or long-term incentive compensation hereunder are subject to the Plan's approval by the stockholders of the Company after disclosure to the stockholders of the Company of the material terms of the Plan, such approval and ratification to be obtained (i) on or before December 31, 1996 and (ii) at such other times as required by Section 162(m)(4)(C)(ii) of the Code.


              ARTICLE 11. - AMENDMENT, MODIFICATION AND TERMINATION

The Board of Directors of the Company may amend, modify or terminate the Plan at any time, provided that no amendment, modification or termination of the Plan shall reduce the amount payable to a Covered Employee under the Plan as of the date of such amendment, modification or termination.


                          ARTICLE 12. - APPLICABLE LAW

The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the State of Alabama.

                           ARTICLE 13. - MISCELLANEOUS

A Covered Employee's rights and interest under the Plan may not be assigned or transferred by the Covered Employee. To the extent the Covered Employee acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Company and the Covered Employee. Designation as a Covered Employee in the Plan shall not entitle or be deemed to entitle a Covered Employee to continued employment with the Company.